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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-8 No. 333-52992) pertaining to the Fluor Corporation 2000 Executive Performance Incentive Plan and the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors,

  2)
  Registration Statement (Form S-8 No. 333-63868) pertaining to the Fluor Daniel Craft Employees 401(k) Retirement Plan,

  3)
  Registration Statement (Form S-8 No. 333-63870) pertaining to the Fluor Corporation Salaried Employees' Savings Investment Plan,

  4)
  Registration Statement (Form S-8 No. 333-63872) pertaining to the TRS 401(k) Retirement Plan,

  5)
  Registration Statement (Form S-8 No. 333-63858) pertaining to the AMECO and Subsidiaries Salaried Employees 401(k) Retirement Plan,

  6)
  Registration Statement (Form S-8 No. 333-63860) pertaining to the DMIS, Inc. Nissan Maintenance Project Retirement & Savings Plan,

  7)
  Registration Statement (Form S-8 No. 333-63862) pertaining to the Fluor Corporation Employees' Performance Plan,

  8)
  Registration Statement (Form S-8 No. 333-63864) pertaining to the TRS Salaried Employees' 401(k) Retirement Plan,

  9)
  Registration Statement (Form S-3 No. 333-63984) and related Prospectus for Fluor Corporation pertaining to the registration of $300,000,000 of debt securities and any underlying Securities,

  10)
  Registration Statement (Form S-8 No. 333-67000) pertaining to the 2001 Key Employee Performance Incentive Plan,

  11)
  Registration Statement (Form S-8 No. 333-84790) pertaining to the Fluor Executive Deferred Compensation Program,

  12)
  Registration Statement (Form S-8 No. 333-105308) pertaining to the Fluor Corporation 2003 Executive Performance Incentive Plan,

  13)
  Registration Statement (Form S-8 No. 333-105309) pertaining to the Fluor Corporation Deferred Directors' Fees Program,

  14)
  Registration Statement (Form S-3 MEF No. 333-112644) and related Prospectus of Fluor Corporation pertaining to the registration of $30,000,000 of debt securities,

  15)
  Registration Statement (Form S-8 No. 333-120374) pertaining to the TRS 401(k) Retirement Plan,

  16)
  Registration Statement (Form S-8 No. 333-120372) pertaining to the Fluor Corporation Salaried Employees' Savings Investment Plan,

  17)
  Registration Statement (Form S-8 No. 333-115080) pertaining to the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors,

  18)
  Registration Statement (Form S-8 No. 333-148269) pertaining to the Fluor 409A Executive Deferred Compensation Program,

  19)
  Registration Statement (Form S-8 No. 333-148270) pertaining to the Fluor Corporation 409A Deferred Directors' Fees Program,

  20)
  Registration Statement (Form S-8 No. 333-148278) pertaining to the Fluor Executive Deferred Compensation Program,

  21)
  Registration Statement (Form S-8 No. 333-150549) pertaining to the TRS 401(k) Retirement Plan,

  22)
  Registration Statement (Form S-8 No. 333-150550) pertaining to the Fluor Corporation Employees' Savings Investment Plan,

  23)
  Registration Statement (Form S-8 No. 333-150857) pertaining to the Fluor Corporation 2008 Executive Performance Incentive Plan,

  24)
  Registration Statement (Form S-3 No. 333-156137) and related Prospectus of Fluor Corporation pertaining to the registration of its debt securities, common stock, preferred stock, and warrants;

of our reports dated February 25, 2009, with respect to the consolidated financial statements of Fluor Corporation and the effectiveness of internal control over financial reporting of Fluor Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Dallas, Texas
February 25, 2009

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  Exhibit 23.1